Exhibit 99.01

Philip Talamo, Investor Relations 212.969.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 john.meyers@alliancebernstein.com

News Release

AllianceBernstein Pre-Qualified as Legacy Securities Public-Private Investment Program
 Fund Manager by US Department of the Treasury

New York, July 8, 2009 - AllianceBernstein Holding L.P. (NYSE: AB) and AllianceBernstein L.P. today announced that AllianceBernstein has been selected by the US Department of the Treasury (Treasury) to be one of nine pre-qualified fund managers under the Treasury’s Legacy Securities Public-Private Investment Program (PPIP).  AllianceBernstein, along with the other eight chosen fund managers, was pre-qualified after an extensive evaluation of submissions from over 100 unique applicants.

“We feel fortunate to be among those pre-qualified, and we look forward to working with private investors and the Treasury Department on this important initiative,” said Peter S. Kraus, chairman and chief executive officer of AllianceBernstein.

Under the program, AllianceBernstein will partner with the Treasury—which will be a co-investor and will provide leverage for PPIP funds—to create a Public-Private Investment Fund (PPIF) that will invest in distressed “legacy” non-agency residential mortgage-backed securities (RMBSs) and commercial mortgage-backed securities (CMBSs) currently on the balance sheets of many financial institutions.

Jeffrey S. Phlegar, chief investment officer and head of AllianceBernstein’s Special Situations Team and a 22-year veteran of AllianceBernstein and mortgage markets, will lead the effort.

To most effectively meet the opportunity, and provide specialized skills needed for investing in this asset class, AllianceBernstein has entered into a strategic relationship with Greenfield Partners, LLC, Rialto Capital Management, LLC and Altura Capital Group, LLC.  Greenfield and Rialto, both specialist real estate investment firms, will provide extensive expertise in the analysis, due diligence and valuation of distressed real estate assets. Altura Capital’s expertise, market intelligence and innovative approach to the emerging and diverse money manager segment will complement the team’s investment capabilities and provide access to a network of emerging real estate firms and broker-dealers to augment the fund’s sourcing capabilities for potential investments.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional clients, individuals and private clients in major markets around the world.  AllianceBernstein employs more than 500 investment professionals with expertise in growth equities, value equities, fixed income securities, blend strategies and alternative investments and, through its subsidiaries and joint ventures, operates in more than 20 countries.  AllianceBernstein’s research disciplines include fundamental research, quantitative research, economic research and currency forecasting capabilities.  Through its integrated global platform, AllianceBernstein is well-positioned to tailor investment solutions for its clients. AllianceBernstein also offers independent research, portfolio strategy and brokerage-related services to institutional investors.

At March 31, 2009, AllianceBernstein Holding L.P. owned approximately 34.3% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 64.3% economic interest in AllianceBernstein.

Cautions regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly traded partnerships are taxed. We caution readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in Item 1A and “Cautions Regarding Forward-Looking Statements” in Item 7 of our Form 10-K for the year ended December 31, 2008. Any or all of the forward-looking statements that we make in this news release, Form 10-K, other documents we file with or furnish to the SEC, and any other public statements we issue, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and "Cautions Regarding Forward-Looking Statements", and those listed above, could also adversely affect our revenues, financial condition, results of operations and business prospects.

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